As filed with the Securities and Exchange Commission on December 9, 2020.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPEN LENDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6141	82-3008583
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1501 S. MoPac Expressway

Suite 450

Austin, TX

(512) 892-0400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Open Lending Corporation

1501 S. MoPac Expressway

Suite 450

Austin, TX 78746

(512) 892-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jocelyn M. Arel Michael J. Minahan Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Tel: (617) 570-1000	John J. Flynn Chief Executive Officer Open Lending Corporation 1501 S. MoPac Expressway Austin, TX 78746 Tel: (512) 892-0400	Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: 212-450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251183

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.001 par value per share	1,725,000	$28.00	$48,300,000	$5,269.53

(1)

Represents only the additional number of shares being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251183).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $254,104,000 on a Registration Statement on Form S-1 (File No. 333-251183), which was declared effective by the Securities and Exchange Commission on December 9, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $48,300,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act. The contents of the Registration Statement on Form S-1 (File No. 333-251183), as amended, or the Prior Registration Statement, filed by Open Lending Corporation with the Securities and Exchange Commission, or the Commission, pursuant to the Securities Act, which was declared effective by the Commission on December 9, 2020, are incorporated by reference into this Registration Statement.

We are filing this registration statement for the sole purpose of increasing by 1,725,000 shares the number of shares of our common stock to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit	Description

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of WithumSmith+Brown, PC.

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney on signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-251183), originally filed with the Securities and Exchange Commission on December 7, 2020 and incorporated by reference herein.

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on December 9, 2020.

OPEN LENDING CORPORATION

By:	/s/ John J. Flynn
Name:	John J. Flynn
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ John J. Flynn John J. Flynn	Chairman, Director, Chief Executive Officer (Principal Executive Officer)	December 9, 2020

/s/ Ross M. Jessup Ross M. Jessup	Director, President and Chief Operating Officer	December 9, 2020

/s/ Charles D. Jehl Charles D. Jehl	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2020

* Blair J. Greenberg	Director	December 9, 2020

* Gene Yoon	Director	December 9, 2020

* Adam H. Clammer	Director	December 9, 2020

* Brandon Van Buren	Director	December 9, 2020

* Eric A. Feldstein	Director	December 9, 2020

* Shubhi Rao	Director	December 9, 2020

* Jessica Snyder	Director	December 9, 2020

*By	/s/ Charles D. Jehl
Charles D. Jehl
Attorney-in-fact